UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 5, 2010

Rosetta Stone Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34283	043837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209

(Address of principal executive offices, including zip code)

800-788-0822

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 5, 2010, Rosetta Stone Inc. (“Rosetta Stone”) furnished a Current Report on Form 8-K (the “Original Current Report”) in connection with its earnings release for the fiscal second quarter ended on June 30, 2010 (the “Earnings Release”) and conference call webcast presented on August 5, 2010 with regard to the Earnings Release (the “Earnings Webcast”).  Rosetta Stone is furnishing this Amended Current Report on Form 8-K/A for two reasons:  (i) to provide a certain correction to the Presentation slides used in connection with the Earnings Webcast, furnished herewith on amended Exhibit 99.2; and (ii) to include as an exhibit the Prepared Remarks, with a transcript of Questions and Answers, from the Earnings Webcast, furnished herewith as Exhibit 99.3.

Exhibit 99.2 is amended by correcting slide 18 by changing the reference to “$5.4M” of Google litigation expenses to “$4.4M”.  The updated version of Exhibit 99.2 is attached hereto and supersedes Exhibit 99.2 to the original Form 8-K filed on August 5, 2010 in its entirety.

No other changes to the Original Current Report have been made.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

99.2         Corrected Presentation slides, from the Rosetta Stone Inc. webcast of its fiscal second quarter earnings call held on August 5, 2010.

99.3         Prepared Remarks with Transcript of Questions and Answers from Rosetta Stone Second Quarter Earnings call held on August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 11, 2010

By:	/s/ Michael C. Wu
	Name:	Michael C. Wu
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.2	Corrected Presentation slides, from the Rosetta Stone Inc. webcast of its fiscal second quarter ended June 30, 2010 earnings call held on August 5, 2010.

99.3	Prepared Remarks with Transcript of Questions and Answers from Rosetta Stone fiscal Second Quarter Earnings call held on August 5, 2010.